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Exhibit 32

Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), Richard H. Little, Chief Executive Officer, and Quentin R. Hicks, Executive Vice President, Chief Financial Officer and Treasurer, of Halcón Resources Corporation (the "Company"), each hereby certifies that, to the best of his knowledge:

  (1)
  The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 8, 2019	/s/ RICHARD H. LITTLE Richard H. Little Chief Executive Officer
August 8, 2019	/s/ QUENTIN R. HICKS Quentin R. Hicks Executive Vice President, Chief Financial Officer and Treasurer

        This certification accompanies this Form 10-Q and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section.

        A signed original of this written statement required by Section 906 has been provided to, and will be retained by, the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)